                                                                   EXHIBIT 99.01

P
R
O
X
Y


                              [Front Side of Proxy]


                            MERITOR AUTOMOTIVE, INC.
                 PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS
                 DIRECTION CARD TO T. ROWE PRICE TRUST COMPANY,
                                    TRUSTEE
                     AND/OR WELLS FARGO BANK, N.A., TRUSTEE

         The undersigned hereby appoints Larry D. Yost, John J. Creedon and Charles H. Harff, jointly and severally, proxies, with full power of substitution, to vote shares of capital stock of the Company owned of record by the undersigned and which the undersigned is entitled to vote, at the Special Meeting of Shareowners to be held at the Company's World Headquarters, 2135 West Maple Road, Troy, Michigan, on July 6, 2000, or any adjournment or postponement thereof, as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

         The undersigned also provides directions to T. Rowe Price Trust Company, Trustee, and to Wells Fargo Bank, N.A., Trustee, to vote shares of capital stock of the Company allocated, respectively, to accounts of the undersigned under the Meritor Automotive, Inc. Savings Plan and various Rockwell International Corporation Savings Plans (Rockwell Salaried Retirement Savings Plan, Rockwell Non-Represented Hourly Retirement Savings Plan, Rockwell Employee Savings and Investment Plan for Represented Hourly Employees, Rockwell Retirement Savings Plan for Represented Hourly Employees and Rockwell Retirement Savings Plan for Certain Employees), and which are entitled to be voted at the aforesaid Special Meeting or any adjournment or postponement thereof, as specified on the reverse side of this card.

         The undersigned also provides directions to Wells Fargo Bank, N.A., as Trustee, to vote all such shares allocated to Rockwell Savings Plan accounts of the undersigned as it deems proper on such other matters as may properly come before the meeting.

IF NO SPECIFICATION IS MADE ON THE REVERSE SIDE OF THIS CARD:

    - ALL SUCH SHARES OWNED OF RECORD BY THE UNDERSIGNED WILL BE VOTED FOR PROPOSALS (a) AND (b).

    - ALL SUCH SHARES ALLOCATED TO THE MERITOR SAVINGS PLAN ACCOUNTS OF THE UNDERSIGNED WILL BE VOTED IN THE SAME MANNER AND PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED WITH RESPECT TO PROPOSALS
         (a) AND (b).

    - ALL SUCH SHARES ALLOCATED TO THE ROCKWELL SAVINGS PLAN ACCOUNTS OF THE UNDERSIGNED WILL BE VOTED AS THE TRUSTEE DEEMS PROPER.

                                                                SEE REVERSE SIDE

           (continued, and to be signed and dated, on the other side)

                            ( FOLD AND DETACH HERE )



            TO PARTICIPANTS IN THE ROCKWELL INTERNATIONAL CORPORATION
                                 SAVINGS PLANS:

Please vote in accordance with the instructions on the reverse side of this card by June 30, 2000. If you do not properly vote by that date, Wells Fargo Bank, N.A., as Trustee for the Rockwell Savings Plans, will vote the shares allocated to your Rockwell Savings Plan accounts as it deems proper.


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                             [Reverse Side of Proxy]

[X] PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE.

                                                                [Control Number]

WHERE A VOTE IS NOT SPECIFIED:

- THE PROXIES WILL VOTE THE SHARES FOR PROPOSALS (a) AND (b) AND WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING;

- WELLS FARGO BANK, N.A., AS TRUSTEE, WILL VOTE THE SHARES AS IT DEEMS PROPER ON PROPOSALS (a) AND (b) AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING; AND

-    T. ROWE PRICE TRUST COMPANY, AS TRUSTEE, WILL VOTE THE SHARES ON PROPOSALS
     (a) AND (b) IN THE SAME MANNER AND PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (a) AND (b).


(a)  Proposal to approve and adopt the Agreement and Plan of           FOR       AGAINST        ABSTAIN
     Reorganization.  Adoption of the Agreement and Plan of           [   ]       [   ]          [   ]
     Reorganization will also constitute approval of the merger and the other transactions contemplated by the Agreement.

(b)  Proposal to approve amendment of the 1997 Long-Term Incentives    FOR       AGAINST        ABSTAIN
     Plan.                                                            [   ]       [   ]          [   ]



I will attend the special meeting.                                    [   ]



SIGNATURE(S)_______________________________________ DATE ____________

NOTE: Please sign, date and return the proxy card promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy/direction card.

                            ( FOLD AND DETACH HERE )


                                 [MERITOR LOGO]

AFTER YOU READ THE PROXY/DIRECTION CARD AND THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS, YOU CAN VOTE IN ONE OF THREE WAYS:

TELEPHONE VOTING:

1. Call 1-877-PRX-VOTE (1-877-779-8683), toll-free, from a touchtone telephone (outside the US and Canada, call 201-536-8073).

2. Enter your control number, located in the box above, just below the perforation.

3.       Follow the recorded instructions.

INTERNET VOTING:

1.       Log onto Internet and type: http://www.eproxyvote.com/mra.

2. Enter your control number, located in the box above, just below the perforation.

3.       Follow the on-line instructions.

PROXY/DIRECTION CARD:

1. Mark, sign and date your proxy/direction card and return it promptly in the enclosed return envelope.